As filed with the Securities and Exchange Commission on April 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SJW GROUP

(Exact name of registrant as specified in its charter)

Delaware	77-0066628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 West Taylor Street San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

SJW Group 2023 Long-Term Incentive Plan

SJW Group 2023 Employee Stock Purchase Plan

(Full title of the Plan(s))

Willie Brown

Vice President, General Counsel and Corporate Secretary

c/o SJW Group

110 West Taylor Street

San Jose, California 95110

(Name and address of agent for service)

(408) 918-7280

(Telephone Number, including area code, of agent for service)

With copies of all notices, orders, and communications to:

Scott D. Karchmer, Esq.

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, California 94105

(415) 442-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by SJW Group (the “Registrant”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023 (the “Form 10-K”);

(b)	The information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 9, 2023;

(c)	The Registrant’s Current Reports on Form 8-K, as applicable, filed with the SEC on January 25, 2023, January 31, 2023, February 23, 2023 and March 3, 2023; and

(d)

The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A (File No. 001-08966) filed with the SEC on October  31, 2005 and Amendment No. 1 to Form 8-A (File No. 001-08966) filed with the SEC on November  15, 2016, as amended by Exhibit 4.6 to Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020, including any subsequently filed amendments or reports the Registrant files for purposes of updating such descriptions.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Registrant’s certificate of incorporation and bylaws, each as amended, provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The Registrant also has indemnification agreements with its directors and certain officers. In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2023 Long-Term Incentive Plan and the 2023 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Certificate of Incorporation of SJW Group. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on November 15, 2016.

4.2	Certificate of Amendment of the Certificate of Incorporation of SJW Group. Incorporated by reference to Exhibit 3.3 to Form 8-K filed with the SEC on November 15, 2016.

4.3	Certificate of Amendment of the Certificate of Incorporation of SJW Group dated April 24, 2019. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on April 25, 2019.

4.4	Amended and Restated Bylaws of SJW Group effective as of January 25, 2017. Incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on January 26, 2017.

4.5	SJW Group 2023 Long-Term Incentive Plan. Incorporated by reference to Appendix I of the Registrant’s Proxy Statement on Form DEF 14A filed with the SEC on March 9, 2023.+

4.6	SJW Group 2023 Employee Stock Purchase Plan. Incorporated by reference to Appendix II of the Registrant’s Proxy Statement on Form DEF 14A filed with the SEC on March 9, 2023.+

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.*

24.1	Power of Attorney. Reference is made to the signature page to this registration statement.*

107	Filing Fee Table.*

*	Filed herewith
+	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, in the State of California on this 26th day of April, 2023.

SJW GROUP

By:	/s/ Andrew F. Walters
Andrew F. Walters
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of SJW Group, a Delaware corporation, do hereby constitute and appoint Andrew F. Walters and Willie Brown, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric W. Thornburg Eric W. Thornburg	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 26, 2023

/s/ Andrew F. Walters Andrew F. Walters	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 26, 2023

/s/ Mohammed (Rally) G. Zerhouni Mohammed (Rally) G. Zerhouni	Senior Vice President of Finance (Principal Accounting Officer)	April 26, 2023

/s/ Carl Guardino Carl Guardino	Member, Board of Directors	April 26, 2023

/s/ Mary Ann Hanley Mary Ann Hanley	Member, Board of Directors	April 26, 2023

/s/ Heather Hunt Heather Hunt	Member, Board of Directors	April 26, 2023

/s/ Rebecca A. Klein Rebecca A. Klein	Member, Board of Directors	April 26, 2023

/s/ Gregory P. Landis Gregory P. Landis	Member, Board of Directors	April 26, 2023

/s/ Daniel B. More Daniel B. More	Member, Board of Directors	April 26, 2023

/s/ Carol P. Wallace Carol P. Wallace	Member, Board of Directors	April 26, 2023

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